Exhibit 99.1

Accolade Announces Results for Fiscal Third Quarter 2021

●Fiscal third quarter 2021 revenue of $38.4 million, a 30% increase compared to fiscal third quarter 2020 revenue of $29.7 million, driven primarily by strength in new customer additions across market segments and offerings

●Company raises revenue outlook for fiscal year 2021 to a range of $162 million to $165 million, representing growth of 22% to 25% over fiscal year 2020

SEATTLE, January 7, 2021 -- Accolade, Inc. (NASDAQ: ACCD), which provides personalized, technology-enabled solutions that help people better understand, navigate, and utilize the healthcare system and their workplace benefits, today announced financial results for the fiscal third quarter ended November 30, 2020.

“Accolade’s momentum in the third quarter continued what has been a transformative year for the company. Across the business, we have expanded in all aspects – growing our customer base across all segments, engaging with a member population that now exceeds two million people, and extending our platform into new offerings and with new ecosystem partners. We are raising our outlook for the full year based on our continued success and our belief that Accolade has never been better positioned to compete in the market,” said Rajeev Singh, Accolade CEO.

Mr. Singh continued, “The healthcare system continues to be too complex and too costly, and consumers have never had a greater need for high touch, empathetic benefit navigation and advocacy services to help them negotiate this increasingly complicated marketplace. We believe the future of healthcare must be integrated, collaborative, and driven by an obsession for the member experience, and that the best way to bend the cost curve is by focusing on total population health to ensure everyone gets the right care and realizes the best health outcomes. Our strategy, built on these fundamental principles, ultimately delivers better outcomes and lower healthcare costs. We are excited about the future of healthcare, and our 1,200+ employees are motivated every day to help our members live their healthiest lives.”

Financial Highlights for Fiscal Third Quarter 2021 ended November 30, 2020

	Three months ended November 30,		%
	2020	2019	change(2)

	(in millions, except percentages)

GAAP Financial Data:
Revenue	$38.4	$29.7	30%
Net loss	$(16.6)	$(18.3)	9%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(11.4)	$(13.8)	17%
Adjusted Gross Profit	$16.1	$12.2	32%
Adjusted Gross Margin	41.8%	41.1%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Financial Outlook

Accolade provides forward-looking guidance on Revenue and Adjusted EBITDA.

For the fiscal fourth quarter ending February 28, 2021, we expect:

●Revenue between $51.0 million and $54.0 million

●Adjusted EBITDA, a non-GAAP measure, between $(2.4) million and $(5.4) million.

For the full fiscal year ending February 28, 2021, we are revising our guidance and now expect:

●Revenue between $162.0 million and $165.0 million, up from the previous range of $159.0 to $162.0 million

●Adjusted EBITDA, a non-GAAP measure, between $(32.0) million and $(35.0) million

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, Thursday, January 7, 2021 at 4:30 p.m. E.T. to discuss its financial results. The call can be accessed by dialing 1-833-519-1281 for U.S. participants, or 1-914-800-3853 for international participants, referencing conference ID #3964843; or via a live audio webcast that will be available online at http://ir.accolade.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our prospectuses filed with the SEC on July 1, 2020 and October 19, 2020, respectively, and the Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2020 expected to be filed with the SEC on or about January 7, 2021.  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

About Accolade, Inc.

Accolade provides personalized health and benefits solutions designed to empower every person to live their healthiest life. Using a blend of cloud-based technologies, specialized support from Accolade Health Assistants® and Clinicians, and integrated data and programs across mobile, online and phone, Accolade navigates people through the healthcare system with trust, empathy and ease. Employers offer Accolade to employees and their families as the single place to turn for all health, healthcare, and benefits questions or concerns, increasing their engagement in benefits and connecting them to high-quality providers and care. By empowering members to make better decisions about their health, Accolade can support members in lowering the cost and complexity of healthcare while achieving consumer satisfaction ratings over 90 percent and an NPS of 60.

Investor Contact:

Todd Friedman, Investor Relations, 484-532-5200, Todd.Friedman@accolade.com

Asher Dewhurst, Investor Relations, 443-213-0500, Accolade@westwicke.com

Media Contact:

Megan Torres, Public Relations, 206-679-9630, Megan.Torres@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	November 30,	February 29,
Assets	2020	2020
Current assets:
Cash and cash equivalents	$418,938	$33,155
Accounts receivable, net	15,432	294
Unbilled revenue	1,334	895
Current portion of deferred contract acquisition costs	2,048	1,368
Current portion of deferred financing fees	163	279
Prepaid and other current assets	6,598	12,944
Total current assets	444,513	48,935
Property and equipment, net	10,496	13,625
Goodwill	4,013	4,013
Acquired technology, net	967	2,054
Deferred contract acquisition costs	6,195	3,876
Other assets	1,311	745
Total assets	$467,495	$73,248
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,136	$5,273
Accrued expenses	3,437	6,580
Accrued compensation	27,459	23,838
Deferred rent and other current liabilities	531	674
Due to customers	3,449	4,674
Current portion of deferred revenue	34,427	28,919
Total current liabilities	73,439	69,958
Loans payable, net of unamortized issuance costs	—	21,144
Deferred rent and other noncurrent liabilities	5,375	5,523
Deferred revenue	394	396
Total liabilities	79,208	97,021

Convertible preferred stock:
Preferred stock par value $0.0001; 25,000,000 shares authorized; 0 and 19,513,939 issued and outstanding at November 30, 2020 and February 29, 2020, respectively	—	233,022

Commitments (note 11)
Stockholders’ equity (deficit)
Common stock par value $0.0001; 500,000,000 shares authorized; 55,171,467 and 6,033,450 shares issued and outstanding at November 30, 2020 and February 29, 2020, respectively	5	2
Additional paid-in capital	755,076	64,071
Accumulated deficit	(366,794)	(320,868)
Total stockholders’ equity (deficit)	388,287	(256,795)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$467,495	$73,248

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation (unaudited)

(In thousands, except share and per share data)

	Three months ended November 30,		Nine months ended November 30,
	2020	2019	2020	2019
Revenue	$38,444	$29,652	$111,126	$88,066
Cost of revenue, excluding depreciation and amortization	22,743	17,538	66,052	51,737
Operating expenses:
Product and technology	13,018	11,046	36,624	33,595
Sales and marketing	8,644	7,924	23,841	23,202
General and administrative	8,414	8,551	20,537	20,125
Depreciation and amortization	2,114	2,033	6,090	6,415
Total operating expenses	32,190	29,554	87,092	83,337
Loss from operations	(16,489)	(17,440)	(42,018)	(47,008)
Interest expense, net	(35)	(827)	(3,663)	(2,071)
Other expense	(42)	(18)	(160)	(98)
Loss before income taxes	(16,566)	(18,285)	(45,841)	(49,177)
Income tax expense	(29)	(12)	(85)	(49)
Net loss	$(16,595)	$(18,297)	$(45,926)	$(49,226)

Net loss per share, basic and diluted	$(0.32)	$(3.17)	$(1.50)	$(9.20)

Weighted-average common shares outstanding, basic and diluted	51,578,863	5,776,478	30,635,348	5,351,313

The following table summarizes the amount of stock-based compensation included in the consolidated statements of operations:

	Three months ended November 30,		Nine months ended November 30,
	2020	2019	2020	2019
Cost of revenue	$352	$75	$679	$250
Product and technology	1,060	460	2,212	1,312
Sales and marketing	702	340	1,494	1,162
General and administrative	832	689	1,925	2,171
Total stock-based compensation	$2,946	$1,564	$6,310	$4,895

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Nine months ended November 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(45,926)	$(49,226)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation and amortization expense	6,090	6,415
Amortization of deferred contract acquisition costs	1,187	695
Noncash interest expense	1,395	533
Stock-based compensation expense	6,310	4,895
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(15,577)	123
Accounts payable and accrued expenses	569	4,408
Deferred contract acquisition costs	(4,187)	(1,551)
Deferred revenue and due to customers	4,281	10,832
Accrued compensation	9,372	187
Deferred rent and other liabilities	(324)	106
Other assets	1,182	(1,400)
Net cash used in operating activities	(35,628)	(23,983)
Cash flows from investing activities:
Capitalized software development costs	(374)	—
Purchases of property and equipment	(1,500)	(2,469)
Net cash acquired in acquisition of MD Insider	-	(206)
Earnout payments to MD Insider	(58)	—
Net cash used in investing activities	(1,932)	(2,675)
Cash flows from financing activities:
Proceeds from public offerings, net of underwriters' discounts and commissions and offering costs	439,478	—
Proceeds from stock option and warrant exercises	5,176	2,008
Proceeds from sale of Series F Preferred Stock, net.	-	19,943
Proceeds from stock purchases under employee stock purchase plan	1,442	—
Proceeds from borrowings on debt	51,166	1,660
Repayments of debt principal	(73,166)	—
Payments related to debt retirement	(753)	—
Net cash provided by financing activities	423,343	23,611
Net increase (decrease) in cash and cash equivalents	385,783	(3,047)
Cash and cash equivalents, beginning of period	33,155	42,701
Cash and cash equivalents, end of period	$418,938	$39,654
Supplemental cash flow information:
Interest paid	$2,246	$1,790
Income taxes paid	$149	$55
Fixed assets included in accounts payable	$185	$126
Other receivable related to stock option exercises	$249	$504
Offering costs included in accounts payable and accrued expenses	$68	$—
Bonus settled in the form of stock options	$5,735	$—
Common stock issued in connection with acquisition	$—	$6,164
Common stock warrants issued in connection with debt	$—	$779

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, and acquisition and integration-related costs. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge. These non-GAAP financial measures may also not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner, limiting their usefulness as comparative measures. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results. The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended		For the nine months ended
	November 30,		November 30,
	2020	2019	2020	2019

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$38,444	$29,652	$111,126	$88,066
Less:
Cost of revenue, excluding depreciation and amortization	(22,743)	(17,538)	(66,052)	(51,737)
Gross profit, excluding depreciation and amortization	15,701	12,114	45,074	36,329
Add:
Stock‑based compensation, cost of revenue	352	75	679	250
Adjusted Gross Profit	$16,053	$12,189	$45,753	$36,579
Gross margin, excluding depreciation and amortization	40.8%	40.9%	40.6%	41.3%
Adjusted Gross Margin	41.8%	41.1%	41.2%	41.5%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net loss:

	For the three months ended		For the nine months ended
	November 30,		November 30,
	2020	2019	2020	2019

	(in thousands)		(in thousands)
Net Loss	$(16,595)	$(18,297)	$(45,926)	$(49,226)
Adjusted for:
Interest expense, net	35	827	3,663	2,071
Income tax provision	29	12	85	49
Depreciation and amortization	2,114	2,033	6,090	6,415
Stock‑based compensation	2,946	1,564	6,310	4,895
Acquisition and integration‑related costs	—	15	—	567
Other expense	42	18	160	98
Adjusted EBITDA	$(11,429)	$(13,828)	$(29,618)	$(35,131)